SGB INTERNATIONAL HOLDINGS INC.
909 – 6081 No. 3 Road
Richmond, British Columbia V6Y 2B2, Canada

NOTICE OF ANNUAL AND SPECIAL MEETING
OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 30, 2010

AND

INFORMATION CIRCULAR

October 27, 2010

SGB INTERNATIONAL HOLDINGS INC.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To our shareholders,

Our annual and special meeting of shareholders will be held at the offices of Clark Wilson LLP, Suite 800, 885 West Georgia Street, Vancouver, British Columbia V6C 3H1, Canada, on Tuesday, November 30, 2010, at the hour of 10:00 a.m. (Pacific time) for the following purposes:

1.	To receive our audited financial statements for the financial year ended March 31, 2010, together with the auditors’ report on those financial statements;

2.	To elect directors;

3.	To appoint the auditor and to authorize the directors to fix the auditor’s remuneration;

4.	To consider, and if thought appropriate, to approve the 2010 equity compensation plan; and

5.	To transact such other business as may properly come before the meeting and any adjourned or postponed meeting.

Our board of directors has fixed the close of business on October 26, 2010 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting or any adjourned or postponed meeting. Only the registered shareholders on the record date are entitled to vote at the meeting or any adjourned or postponed meeting.

Whether or not you plan on attending the meeting, please complete, date, sign, and return the enclosed form of proxy and return it according to the instructions on the enclosed form of proxy. To be valid, our transfer agent, Pacific Stock Transfer Company, must receive proxies no later than 5:00 p.m. (Pacific time) on Tuesday, November 23, 2010, or if the meeting is adjourned or postponed, no later than 48 hours (excluding Saturdays, Sundays, holidays) before any adjourned or postponed meeting.

If your shares are held of record by a broker, bank, or other nominee, please follow the voting instruction sent to you by your broker, bank, or other nominee in order to vote your shares.

By Order of the Board of Directors

“Xin Li”
Xin Li
President and Director
October 27, 2010

SGB INTERNATIONAL HOLDINGS INC.

INFORMATION CIRCULAR

QUESTIONS AND ANSWERS ABOUT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

Why am I receiving these materials?

Management of SGB International Holdings Inc. is soliciting proxies for use at the annual meeting of shareholders to be held on the offices of Clark Wilson LLP, Suite 800, 885 West Georgia Street, Vancouver, British Columbia V6C 3H1, Canada, on Tuesday, November 30, 2010, at the hour of 10:00 a.m. (Pacific time) or at any adjourned or postponed meeting.

What is included in these materials?

These materials include:

  the notice of the annual and special meeting of shareholders;

  this information circular for the annual and special meeting of shareholders; and

  the form of proxy.

In this information circular, the terms “we”, ”us”, and “our” refer to SGB International Holdings Inc. Unless otherwise indicated, all dollar amounts in this information circular are expressed in U.S. dollars, and information is as of October 27, 2010.

What items will be voted at the annual and special meeting?

Our shareholders will be asked to vote on:

  the election of directors of our company;

  the appointment of Stan J.H. Lee, CPA, as our auditor and authorization of our directors to fix our auditor’s remuneration; and

  the approval of our 2010 equity compensation plan.

What do I need to do now?

We urge you to carefully read and consider the information contained in this information circular. We request that you cast your vote on each of the items described in this information circular. You are invited to attend the meeting, but you do not need to attend the meeting in person to cast your vote. Even if you do not plan to attend the meeting, please complete, date, sign and return the enclosed form of proxy.

Who can vote at the annual and special meeting?

Our board of directors has fixed the close of business on October 26, 2010 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting or any adjourned or postponed meeting. Only the registered shareholders on the record date are entitled to vote at the meeting or any adjourned or postponed meeting.

As of the record date, 22,820,446 common shares of our company were issued and outstanding and no preferred share of our company was issued and outstanding, therefore, a total of 22,820,446 votes are entitled to be cast at the meeting.

How many votes do I have?

On each item to be voted upon, you have one vote for each common share that you owned on the record date.

How do I cast my vote?

If you are a registered shareholder,

  you may attend the meeting and cast your vote in person;

  and you do not wish to cast your vote in person or you will not be attending the meeting, you may cast your vote by proxy by doing one of the following:

    you may appoint one of the management proxyholders named on the enclosed form of proxy, by leaving the wording appointing a proxyholder as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder); or

    You may appoint another person or company, who needs not be a shareholder, to attend the meeting on your behalf and cast your vote as your proxyholder by inserting the name of the person or company you wish to represent you at the meeting in the space provided for an alternate proxyholder on the closed form of proxy.

  Please complete, date, sign, and return by mail the enclosed form of proxy to our transfer agent, Pacific Stock Transfer Company, at 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119, U.S.A. no later than 5:00 p.m. (Pacific time) on Tuesday, November 23, 2010, or if the meeting is adjourned or postponed, no later than 48 hours (excluding Saturdays, Sundays, holidays) before any adjourned or postponed meeting;

If you are a non-registered shareholder,

  and you wish to cast your vote in person at the meeting, you must obtain a valid proxy from your broker, bank, or other nominee that holds your shares giving you the right to vote the shares at the meeting; or

  and you do not wish to vote in person or you will not be attending the meeting, you must cast your vote in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee should have enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank or nominee how to cast your vote.

What is the difference between a registered shareholder and a non-registered shareholder?

If you have a share certificate issued in your name, you are a registered shareholder.

If your shares are registered in the name of an intermediary, you are a non-registered shareholder. For example, you are a non-registered shareholder if your common shares are held in the name of broker, bank, or other nominee, then the broker, bank or other nominee is the registered shareholder with respect to those shares. However, you still are the beneficial owner of those shares. Non-registered shareholders cannot cast their votes directly and must instead instruct the broker, bank, or other nominee how to cast their votes. Non-registered shareholders are also invited to attend the meeting.

How will my shares be voted?

If you are a registered shareholder,

  by completing and returning the enclosed form of proxy, your shares represented by the proxy will be voted or withheld from voting in accordance with your instructions on any ballot that may be called for and, if you specify a choice with respect to any matter to be acted upon, your shares will be voted accordingly;

  and you have not specified how to vote on a particular matter, then your proxyholder can vote your shares as he or she sees appropriate. If you have appointed one of the management proxyholders named on the enclosed form of proxy and you have not specified how to vote on a particular matter, the proxyholder(s) will vote your shares in the manner recommended by our board of directors on each item of business which you are entitled to vote on.

If you are a non-registered shareholder,

  by following voting instructions given by your broker, bank or other nominee, you are authorizing such broker, bank nominee to vote your shares on each item of business according to your instructions;

  and you do not give instructions to your broker, bank or other nominee how to vote on a particular matter, under the rules that govern brokers, banks, and other nominees who are the registered shareholders, it generally has the discretion to vote uninstructed shares on routine matters but have no discretion to vote them on non-routine matters.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

  “For” the election of all nominees for directors; and

  “For” the appointment of Stan J.H. Lee, CPA, as our auditor and authorization of our directors to fix our auditor’s remuneration; and

  “For” the approval of our 2010 equity compensation plan.

What vote is required for the approval of an item?

A simple majority (more than 50%) of votes cast, in person or by proxy, is required to approve each item of business.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum is reached with at least two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 1/20 of the issued shares entitled to be voted at the meeting.

What if I change my mind?

If you are a registered shareholder, you may revoke your proxy or change your vote by submitting another proxy with a later date or revoke your proxy by sending a written notice that you are revoking your proxy to our transfer agent, Pacific Stock Transfer Company, at 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119, U.S.A. no later than 5:00 p.m. (Pacific time) on Tuesday, November 23, 2010, or if the meeting is adjourned or postponed, no later than 48 hours (excluding Saturdays, Sundays, holidays) before any adjourned or postponed meeting.

If you are a registered shareholder, you may revoke your proxy by attending the meeting and casting your vote in person or delivering a written notice that you are revoking your proxy to the chair of the meeting at the meeting before the vote in respect of which the proxy is to be used is taken. Your attendance at the meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

You may revoke your proxy in any other manner permitted by law.

After revoking your proxy, you may vote again by submitting another proxy with a later date by a deadline for submitting a proxy or by attending the meeting in person and casting your vote in person.

If you are a non-registered shareholder, you will need to follow the voting instruction provided by your broker, bank or other nominee regarding how to revoke or change your vote.

What happens if any amendments or variations are properly made to the items of business to be considered or if other matters are properly brought before the meeting?

Your proxyholder will have discretionary authority to vote your shares as he or she sees appropriate, to the extent permitted by law. Management or our directors are not aware of such amendment, variation or other matter expected to come before the meeting.

How can I attend the annual and special meeting?

You may call us at (604) 484-3127 if you want to obtain information or directions to be able to attend the meeting and vote in person.

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meeting. If you are a non-registered shareholder, you will also need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your broker, bank or other nominee is an example of proof of ownership.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers, banks or other nominees for forwarding proxy materials to non-registered shareholders.

We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile, mail, other means of communication or personally. These individuals will receive no additional compensation for their services other than their regular salaries.

We will ask brokers, banks, and other nominees to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

PRINCIPAL HOLDERS OF VOTING SECURITIES

To the knowledge of our directors and executive officers, no person or company beneficially owns, or controls or directs, directly or indirectly, voting securities carrying 10% or more of the voting rights attached to any class of voting securities of our company, other than as set forth below:

Name of Shareholder	Number of Securities Beneficially Owned, Controlled or Directed, Directly or Indirectly	Percentage of Class of Outstanding Voting Securities(1)
SGB C&C Investment Ltd.(2)	11,685,833 Common Shares	51.2%

Notes

(1)	Based on 22,820,446 common shares of our company issued and outstanding as of October 26, 2010. We have no preferred share issued and outstanding.

(2)

SGB C&C Investment Ltd. is a British Columbia company owned by Ming Li (13.16%), Jing Li (14.23%), Debbie Tin (7.14%) and Xin Li (16.47%). Xin Li is our president, chief executive officer, chief financial officer and director.

ELECTION OF DIRECTORS

At present, our directors are elected at each annual general meeting and hold office until the next annual general meeting, or until their successors are duly elected or appointed in accordance with our articles or until such director’s earlier death, resignation or removal.

Management of our company is proposing to nominate the persons named in the table below for election by our shareholders as our directors. Information concerning such persons, as furnished by the individual nominees, is as follows:

Name, Province or State, and Country of Residence and Position(s) with Our Company	Present Principal Occupation, Business or Employment	Periods during which Nominee has Served as a Director	Number of Voting Securities of Our Company Beneficially Owned, or Controlled or Directed, Directly or Indirectly (1)
Xin Li British Columbia, Canada President, Chief Executive Officer, Chief Financial Officer, and Director	President and CEO of SGB C&C Investments Ltd. from July 2008 to present.	September 9, 2008	11,685,833 Common Shares(2)
Stuart Wooldridge British Columbia, Canada Secretary and Director	Director of 555155 B.C. Ltd., a private consulting company, since 1990. Director of Yuntone Capital Corp. and Changyu MedTech Ltd.	May 2, 2003	320,446 Common Shares

Notes

(1)

The information as to the number of voting securities of our company beneficially owned, or controlled or directed, directly or indirectly, by the nominees is as of October 26, 2010, and is based on the information furnished to us by the respective nominees individually.

(2)	These shares are held by SGB C&C Investment Ltd., a British Columbia company owned by Ming Li (13.16%), Jing Li (14.23%), Xin Li (16.47%) and Debbie Tin (7.14%).

Jun Huang has decided not to run for re-election as a director of our company at the meeting.

Management does not contemplate that any of the nominees will be unable to serve as directors. If any vacancies occur in the slate of nominees listed above before the meeting, then the persons named in the enclosed form of proxy may vote for another nominee at their discretion unless you have indicated in your proxy or voting instruction that your shares are to be withheld from voting on the election of directors.

Management and our board of directors recommends that you vote FOR electing each of Xin Li and Stuart Wooldridge as our directors.

Corporate Cease Trade Orders

Other than as disclosed below, no proposed director is, or within the 10 years before the date of this information circular has been, a director, chief executive officer or chief financial officer of any company that:

(a)

was subject to an a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)

was subject to an a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Stuart Wooldridge was a director of VendTek Systems Inc. In preparation of its audit for its October 31, 2008 year ended financial statements, VendTek became aware of a misstatement of its inventory in its October 31, 2007 year ended audited financial statements. VendTek has obtained the services of Price Waterhouse Coopers LLC to investigate the matter. As such, VendTek was late in filing its October 31, 2008 year ended financial statements. VendTek voluntarily halted the trading of its shares on the TSX Venture Exchange and the British Columbia Securities Commission and Alberta Securities Commission issued a cease trade order against VendTek on March 6, 2009. Mr. Wooldridge resigned as a director of Vendtek in December of 2009 and on March 25, 2010, British Columbia Securities Commission and Alberta Securities Commission revoked its cease trade order against VendTek.

Bankruptcies

No proposed director is, or within 10 years before the date of this information circular has been, a director or an executive officer of any company that, while the person was acting in that capacity, or within a year of that person ceasing to act in the capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold its assets.

No proposed director has, within 10 years before the date of this information circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or in solvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

No proposed director has been subject to

(a)

any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable shareholder in deciding whether to vote for a proposed director.

STATEMENT OF EXECUTIVE COMPENSATION

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended March 31, 2010; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, for our years ended March 31, 2010 and 2009 are set out in the following summary compensation table:

Summary Compensation Table – Years Ended March 31, 2010 and 2009

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	NonEquity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Xin Li(1) President, CEO, CFO, and Director	2010 2009	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	14,497(3) Nil	14,497 Nil
Stuart Wooldridge(2) Secretary and Director	2010 2009	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

Notes

(1)

Mr. Li has been serving as President and a director of our company since September 9, 2008 and Chief Executive Officer and Chief Financial Officer of our company since January 14, 2009. Mr. Li also served as Secretary of our company from September 9, 2008 to January 14, 2009.

(2)

Mr. Wooldridge resigned as President of our company on September 9, 2008 and has been serving as a director of our company since May 2, 2003 and Secretary of our company since January 14, 2009. Mr. Wooldridge also served as Secretary of our company from May 2, 2003 to September 9, 2008.

(3)	From April 1, 2009 to March 31, 2010, our company incurred quarterly management service fees totalling $88,022 to SGB C&C Investment Ltd. and Mr. Li is a 16.47% owner of SGB C&C Investment Ltd.

Employment Agreements

We have not entered into any employment agreement or consulting agreement with our directors or executive officers.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of March 31, 2010.

Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Xin Li	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Stuart Wooldridge	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Compensation of Directors

The table below shows the compensation of our directors for our year ended March 31, 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Xin Li	23,624	Nil	Nil	Nil	Nil	Nil	23,624
Stuart Wooldridge	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Jun Huang	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Securities Authorized For Issuance under Equity Compensation Plans

The following table summarizes certain information regarding our equity compensation plans as at March 31, 2010.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders	Nil	Nil	Nil
Equity compensation plans not approved by securityholders	Nil	Nil	Nil
Total	Nil	Nil	Nil

On October 27, 2010, our board of directors approved and adopted our 2010 equity compensation plan and management is asking you to approve the plan at the meeting. Please see “Approval of 2010 Equity Compensation Plan” for more information about the plan.

MANAGEMENT CONTRACTS

No person or company other than our directors or executive officers performs management functions of our company to any substantial degree.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No current or former director, executive officer, employee, or proposed nominee for election as a director, or associate of such person is, or at any time during the most recently completed financial year has been, indebted to our company.

No indebtedness of current or former director, executive officer, employee, or proposed nominee for election as a director, or associate of such person to another entity is, or at any time during the most recently completed financial year has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by our company.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as otherwise disclosed herein, no:

(a)	director, proposed director or executive officer of our company;

(b)

person or company who beneficially owns, or controls or directs, directly or indirectly, voting securities of our company or a combination of both carrying more than 10 percent of the voting rights attached to all outstanding voting securities of our company, or director or executive officer of such person or company; and

(c)	associate or affiliate of any of the foregoing person or company,

has had any material interest, direct or indirect, in any transaction since the commencement of our most recently completed financial year or in any proposed transaction which has materially affected or would materially affect our company, except with an interest arising from the ownership of securities of our company where such person or company will receive no extra or special benefit or advantage not shared on a pro rata basis by all holders of the same class of securities of our company.

On January 1, 2010 we entered into a service agreement with Xin Li, President, CEO, CFO and director of our company. Pursuant to this agreement, we agreed to accrue $984 (CDN$1,000) monthly as director fee. On March 31, 2010, Mr. Li agreed to convert the accrued director fee of $2,952 for the period from January 1 to March 31, 2010 and the accrued director fee of $12,403 for the period from July 1 to September 30, 2009 owed by us to shareholder’s loan.

On December 31, 2009, Xin Li agreed to convert the accrued director fee of $8,269 owed by us for the period of May to June 2009 to shareholder’s loan. And, Xin Li voluntarily waived the director fee of this quarterly from October to December 2009. On June 30, 2010, Xin Li agreed to convert the accrued director fee of $2,918 for the period from April 1 to June 30, 2010 owed by us to shareholder’s loan.

From April 1, 2009 to June 30, 2010, we incurred quarterly management fee for the total of $150,032 to SGB C&C Investment Ltd., a holder of 11,685,833 common shares of our company, representing approximately 51.2% of our issued and outstanding common shares as of October 26, 2010.

During the year ended March 31, 2010 and the three month period ended June 30, 2010, SGB C&C Investment Ltd. loaned us $181,905 (CDN$193,661) for expenses and management fee to be incurred by us. The amount is non-interest bearing, unsecured, and due on demand.

CORPORATE GOVERNANCE

Corporate governance refers to the policies and structure of the board of directors of a company, whose members are elected by and are accountable to the shareholders of the company. Corporate governance encourages establishing a reasonable degree of independence of the board of directors from executive management and the adoption of policies to ensure the board of directors recognize the principles of good management. Our board of directors is committed to sound corporate governance practices, as such practices are both in the interests of our shareholders and help to contribute to effective and efficient decision-making.

Board of Directors

Our board of directors facilitates its exercise of independent supervision over management by carefully examining issues and consulting with outside counsel and other advisors in appropriate circumstances. Our board of directors requires management to provide complete and accurate information with respect to our activities and to provide relevant information concerning the industry in which we operate in order to identify and manage risks. Our board of directors also holds periodic board meetings to discuss the operation of our company.

(a)	Xin Li is a non-independent director because he is our president, chief executive officer and chief financial officer.

(b)	Stuart Wooldridge is a non-independent director because he was our president and secretary from May 2, 2003 to September 9, 2008 and has been our secretary from January 14, 2009.

(c)	Jun Huang is an independent director.

Directors are considered to be independent if they have no direct or indirect material relationship with our company. A “material relationship” is a relationship which could, in the view of our board of directors, be reasonably expected to interfere with the exercise a director’s independent judgment.

Directorships

Our directors are also directors of the following other reporting issuers (or the equivalent in another jurisdiction):

Name of Director	Names of Other Reporting Issuers
Xin Li	N/A
Stuart Wooldridge	Changyu Medtech Ltd.
Yuntone Capital Corp
Jun Huang	N/A

Orientation and Continuing Education

Due to its size, our board of directors does not have a formal process of orientation or education program for the new directors. However, any new directors will be given the opportunity to (a) familiarize themselves with our company, the current directors and members of management; (b) review copies of recently publicly filed documents of our company, technical reports and our internal financial information; (c) have access to technical experts and consultants; and (d) review a summary of significant corporate and securities legislation. Directors are also given the opportunity for continuing education.

Board meetings may also include presentations by our management and consultants to give the directors additional insight into our business.

Ethical Business Conduct

Our board of directors has found that the fiduciary duties placed on individual directors by the governing corporate legislation applicable to our company and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of our board of directors in which the director has an interest have been sufficient to ensure that our board of directors operates independently of management and in the best interests of our company.

Our board of directors expects management to operate the business of our company in a manner that enhances shareholder value and is consistent with the highest level of integrity. Management is expected to execute our business plan and to meet performance objectives and goals.

Nomination of Directors

Potential candidates for director nomination are generally presented by individual directors for consideration by the entire board of directors. There is no formal process for identifying new candidates. The process of identifying and evaluating candidates for director nomination sometimes begins with our board of directors soliciting professional firms with whom we have an existing business relationship, such as law firms, accounting firms or financial advisory firms, for suitable candidates to serve as directors. It is followed by review of our board of directors of the candidates’ resumes and interview of candidates. Based on the information gathered, our board of directors then makes a decision on whether to recommend the candidates as nominees for directors.

Compensation

Our board of directors as a whole determines compensation for the directors and chief executive officer (or an individual who acts in a similar capacity) of our company. In determining the compensation, our board of directors considers the qualifications and experiences of the directors and chief executive officer (or an individual who acts in a similar capacity) and the responsibilities and risks of being a director or chief executive officer of a public company.

Assessments

Our board of directors has no specific procedures for regularly assessing the effectiveness and contribution of our board of directors, its committees, if any, or individual directors. As our board of directors is relatively small, it is expected that a significant lack of performance on the part of a committee or individual director would become readily apparent, and could be dealt with on a case-by-case basis. With respect to our board of directors as a whole, our board of directors monitors its performance on an ongoing basis, and as part of that process considers the overall performance of our company and input from our shareholders.

APPOINTMENT OF AUDITOR

Management of our company is asking our shareholders to appoint Stan J.H. Lee, CPA as our auditor and to authorize our directors to fix the auditor’s remuneration.

Stan J.H. Lee, CPA was first appointed as our auditor on July 31, 2009.

Management and our board of directors recommends that you vote FOR appointing Stan J.H. Lee, CPA as our auditor and to authorize our directors to fix the auditor’s remuneration.

AUDIT COMMITTEE DISCLOSURE

The Audit Committee Charter

The full text of our audit committee charter is disclosed as Schedule B to this information circular.

Composition of the Audit Committee

The entire board acts as our audit committee and oversees the accounting and financial reporting processes and audits of the financial statements of our company.

Xin Li	Not independent	Financially literate
Stuart Wooldridge	Not independent	Financially literate
Jun Huang	Independent	Financially literate

Relevant Education and Experience

Xin Li

Mr. Li has served as a director of China National Resources Development Holdings Ltd. from 2003 to 2006. He is also the President and CEO of SGB C&C Investments Ltd. from July 2008 to present.

Stuart Wooldridge

Mr. Wooldridge obtained his Bachelor of Commerce from the University of British Columbia in 1984 and his Masters of Business Administration from the University of British Columbia in 1992. Mr. Wooldridge has been a director of 555155 B.C. Ltd., a private consulting company, since 1990. Mr. Wooldridge was a director of VendTek Systems Inc. (VSI:TSXV) and is currently a director of Yuntone Capital Corp. (YTC:TSXV) and Changyu MedTech Ltd. (CYQ:TSXV).

Jun Huang

Mr. Huang served as the general manager of Guangzhou Xinbo Investment Consultant Ltd. from 1999 to 2001. He has also served as the President of Hubei Wuhan Dianjing Investment Consulting Ltd. from 2002 to present. He has also served as the executive director of Beijing Tianshengtianshi Culture & Media Co., Ltd. from 2007 to present and as the President of Shenzhen Tianshengrenhe Economic Consultant Ltd. from 2007 to present.

Reliance on Certain Exemptions

Since the commencement of our most recently completed financial year, we have not relied on the exemptions contained in sections 2.4 or 8 of National Instrument 52-110. Section 2.4 (De Minimis Non-audit Services) provides an exemption from the requirement that the audit committee must pre-approve all non-audit services to be provided by the auditors, where the total amount of fees related to the non-audit services are not expected to exceed 5% of the total fees payable to the auditors in the financial year in which the non-audit services were provided. Section 8 (Exemptions) permits a company to apply to a securities regulatory authority for an exemption from the requirements of National Instrument 52-110 in whole or in part.

Pre-Approval Policies and Procedures

Our policies and procedures regarding the engagement of non-audit services are disclosed in the text of the audit committee charter, attached as Schedule B to this information circular.

External Auditor Service Fees

The following table sets out the services provided to us by our external auditors:

Financial Year Ended March 31	Audit Fees and Audit Related Fees	Tax Fees	All Other Fees
2010	12,000	Nil	Nil
2009	18,250	Nil	Nil

Exemption

We are relying on the exemption provided by section 6.1 of National Instrument 52-110 which provides that we, as a venture issuer, is not required to comply with Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of National Instrument 52-110.

APPROVAL OF 2010 EQUITY COMPENSATION PLAN

Management of our company is asking our shareholders to approve our 2010 equity compensation plan.

On October 27, 2010, our board of directors adopted and approved our 2010 equity compensation plan, whereby our board of directors may grant stock options or stock awards to employees, directors, officers or consultants of our company or subsidiary. A maximum of 10% of the total issued and outstanding common shares of our company at the time of grant may be issued upon exercise of stock options granted under the plan or as stock awards granted under the plan.

The following is a description of the material terms of our 2010 equity compensation plan. Please see Schedule A for the full text of the plan.

Purpose

The purpose of our 2010 equity compensation plan is to encourage certain officers, directors, employees, and consultants of our company or subsidiaries to acquire and hold our common shares as an added incentive to remain with us and to increase their efforts in promoting the interests of our company and to enable us to attract and retain capable individuals.

Administration

The plan will be administered by the committee (currently our entire board of directors). Subject to the express provisions of the plan, the committee has authority to interpret the plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of award agreements, and to make all other determinations necessary or advisable for the administration of the plan. Any controversy or claim arising out of or related to the plan will be determined unilaterally by and at the sole discretion of the committee.

Shares Subject to the Plan

A maximum of 10% of the total issued and outstanding common shares of our company at the time of grant may be issued upon exercise of stock options granted under the plan or as stock awards granted under the plan.

Eligibility

Officers, employees, directors and consultants of our company or subsidiary are eligible to receive stock options or stock awards under the plan.

Stock Options

The committee will determine and designate from time to time those officers, employees, directors and consultants of our company or subsidiary who are to be granted stock options and the number of stock options to be granted and the number of our common shares subject to each stock option. The committee will determine the purchase price of each common share subject to a stock option.

No stock option will be exercisable more than ten years from the date such stock option is granted. The committee, in its sole discretion, will determine whether any particular stock option will become exercisable in one or more installments, specify the instalment dates, and, within the limitations herein provided, determine the total period during which the stock option is exercisable. Further, the committee may make such other provisions as may appear generally acceptable or desirable to the committee, including the extension of a stock option, provided that such extension does not extend the option beyond the above ten year period.

If the grantee of stock options is no longer employed by our company or subsidiary or the grantee of stock options ceases being a director, officer or consultant of our company or subsidiary, other than by reason of disability or death, the term of any then outstanding stock option held by the grantee will extend for a period ending on the earlier of the date established by the committee at the time of grant or three months after the grantee’s last date of employment or cessation of being a director, officer or consultant, and such stock option will be exercisable to the extent it was exercisable as of the date of termination of employment or cessation of being a director, officer or consultant.

If the grantee of stock options is no longer employed by our company or subsidiary or the grantee of stock options ceases being a director, officer or consultant of our company or subsidiary, by reason of disability, the term of any then outstanding stock option held by the grantee will extend for a period ending on the earlier of the date on which such stock option would otherwise expire or twelve months after the grantee’s last date of employment or cessation of being an employee, director, officer or consultant, and such stock option will be exercisable to the extent it was exercisable as of such last date of employment or cessation of being a director, officer or consultant.

If the grantee of stock options is no longer employed by our company or subsidiary or the grantee of stock options ceases being a director, officer or consultant of our company or subsidiary, by reason of death, the representative of his or her estate or beneficiaries thereof to whom the stock option has been transferred will have the right during the period ending on the earlier of the date on which such stock option would otherwise expire or twelve months following his or her death to exercise any then outstanding stock options in whole or in part to the extent it was exercisable as of such last date of employment or cessation of being a director, officer or consultant.

Stock Awards

The Committee will determine and designate from time to time those officers, employees, directors and consultants who are to be granted stock awards and the number of our common shares subject to each stock award.

The committee, in its sole discretion, will make such terms and conditions applicable to the grant of stock awards as may appear generally acceptable or desirable to the committee.

If the grantee of stock awards is no longer employed by our company or subsidiary or the grantee of stock awards ceases being a director, officer or consultant of our company or subsidiary, prior to the lapse of any restrictions applicable to the stock awards, our common shares subject to such stock awards will be forfeited and the grantee must return the certificates representing such common shares to our company.

If the restrictions applicable to a grant of stock awards lapse, the grantee will hold our common shares subject to such stock awards free and clear of all such restrictions except as otherwise provided in the plan.

Amendment or Termination

Our board of directors may, at any time, alter, amend, suspend, discontinue, or terminate the plan; provided, however, that such action must not adversely affect the right of grantees to stock awards or stock options previously granted.

Effective Date and Duration of the Plan

The effective date of the plan is the date on which the plan is adopted by our board of directors (October 27, 2010). Unless sooner terminated as provided herein, the plan will terminate on October 27, 2020.

Management and our board of directors recommends that you vote FOR the approval of our 2010 equity compensation plan.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Except as disclosed below and elsewhere in this information circular, no person who has been a director or executive officer of our company at any time since the beginning of our last financial year, proposed nominee for election as a director of our company, or associate or affiliates of any such directors, executive officers or nominees, has any material interest, direct or indirect, by way of beneficial ownership of our securities or otherwise, in any matter to be acted upon at the meeting other than the election of directors or the appointment of the auditor.

Directors, executive officers, proposed nominees for election as director of our company may be interested in the approval of our 2010 equity compensation plan, pursuant to which they may be granted stock options or stock awards. See “Approval of 2010 Equity Compensation Plan”.

ADDITIONAL INFORMATION

Additional information relating to our company is available on the United States Securities and Exchange Commission’s website at www.sec.gov and on SEDAR at www.sedar.com. You may contact us at our office by mail at SGB International Holdings Inc., 909 – 6081 No. 3 Road, Richmond, British Columbia V6Y 2B2, Canada, to request copies of our financial statements and the related management’s discussion and analysis. Financial information is provided in our comparative financial statements and management’s discussion and analysis for our most recently completed financial year.

APPROVAL OF THE BOARD OF DIRECTORS

The contents of this information circular have been approved and the delivery of it to each shareholder of our company entitled thereto and to the appropriate regulatory agencies has been authorized by the Board.

By Order of the Board of Directors

“Xin Li”
Xin Li
President and Director
October 27, 2010

SCHEDULE A

SGB INTERNATIONAL HOLDINGS INC.
2010 EQUITY COMPENSATION PLAN

I.      ESTABLISHMENT OF PLAN; DEFINITIONS

1.      Purpose. The purpose of the Corporation’s 2010 Equity Compensation Plan is to encourage certain officers, directors, employees, and consultants of the Corporation or the Corporation’s subsidiaries to acquire and hold common shares of the Corporation as an added incentive to remain with the Corporation and to increase their efforts in promoting the interests of the Corporation and to enable the Corporation to attract and retain capable individuals.

2.      Definitions. Unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

(a)	“Award” shall mean the grant of any Stock Option or Stock Award pursuant to the Plan.

(b)	“Board” shall mean the Board of Directors of the Corporation.

(c)

“Committee” shall mean a committee made up of at least two members of the Board whose members shall, from time to time, be appointed by the Board. If a Committee has not been appointed by the Board, “Committee” shall mean the Board.

(d)	“Corporation” shall mean SGB International Holdings Inc., a British Columbia corporation.

(e)

“Disability” shall mean a medically determinable physical or mental condition which causes a Grantee to be unable to engage in any substantial gainful activity and which can be expected to result in death or to be of long-continued and indefinite duration.

(f)	“Grantee” shall mean an officer, director, employee, or consultant of the Corporation or the Subsidiary granted a Stock Option or Stock Award under the Plan.

(g)	“Plan” shall mean the 2010 Equity Compensation Plan as set forth herein and as amended from time to time.

(h)	“Shares” shall mean common shares of the Corporation.

(i)	“Stock Award” shall mean an award of Shares granted pursuant to the Plan.

(j)	“Stock Option” shall mean a stock option granted pursuant to the Plan to purchase Shares.

(k)

“Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with and including the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.      Shares Subject to the Plan. Subject to the provisions of Part IV of the Plan, the aggregate number of Shares which may be issued upon exercise of Stock Options granted under the Plan and Shares which may be issued as Stock Awards granted under the Plan shall not exceed 10% of the total issued and outstanding Shares at the time of grant. If a Stock Option shall expire and terminate for any reason, in whole or in part, without being exercised or, if Stock Awards are forfeited because the restrictions with respect to such Stock Awards shall not have been met or have lapsed, the number of Shares which are no longer outstanding as Stock Awards or subject to Stock Options may again become available for the grant of Stock Awards or Stock Options.

4.      Administration of the Plan. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of Award agreements, and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to the Plan shall be determined unilaterally by and at the sole discretion of the Committee.

5.      Amendment or Termination. The Board may, at any time, alter, amend, suspend, discontinue, or terminate the Plan; provided, however, that such action shall not adversely affect the right of Grantees to Stock Awards or Stock Options previously granted.

6.      Effective Date and Duration of the Plan. The effective date of the Plan is the date on which the Plan is adopted by the Board. Unless sooner terminated as provided herein, the Plan shall terminate ten years after the Plan’s adoption by the Board.

7.      General.

(a)	Each Stock Option and Stock Award shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve.

(b)

The granting of a Stock Option or Stock Award in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Corporation or the Subsidiary, and all employees shall remain subject to discharge to the same extent as if the Plan were not in effect.

(c)

No officer, employee, director or consultant of the Corporation or the Subsidiary and no beneficiary or other person claiming under or through him or her, shall have any right, title or interest by reason of any Stock Option or any Stock Award to any particular assets of the Corporation or the Subsidiary, or any Shares allocated or reserved for the purposes of the Plan or subject to any Stock Option or any Stock Award except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Stock Option or Stock Award.

(d)

No Awards granted under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and shall be exercisable during the Grantee’s lifetime only by the Grantee.

(e)

Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation’s obligation to issue or deliver any certificate or certificates for Shares under a Stock Option or Stock Award, and the transferability of Shares acquired by exercise of a Stock Option or grant of a Stock Award, shall be subject to all of the following conditions:

(f)

Any registration or other qualification of such shares under any state, provincial or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(g)

The obtaining of any other consent, approval, or permit from any state, provincial or federal governmental agency which the Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.

(h)

All payments to Grantees or to their legal representatives shall be subject to any applicable tax, community property, or other statutes or regulations of the United States, Canada or of any state, province or country having jurisdiction thereof. The Grantee may be required to pay to the Corporation the amount of any withholding taxes which the Corporation is required to withhold with respect to a Stock Option or its exercise or a Stock Award. In the event that such payment is not made when due, the Corporation shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person all or part of the amount required to be withheld.

(i)

The grant or exercise of Stock Options under the Plan or the grant of a Stock Award under the Plan shall be subject to, and shall in all respects comply with, applicable law relating to such grant or exercise, or to the number of Shares which may be beneficially owned or held by any Grantee.

II.     STOCK OPTION PROVISIONS

1.      Granting of Stock Options.

(a)	Officers, employees, directors and consultants of the Corporation or the Subsidiary shall be eligible to receive Stock Options under the Plan.

(b)

The Committee shall determine and designate from time to time those officers, employees, directors and consultants of the Corporation or the Subsidiary who are to be granted Stock Options and the number of Stock Options to be granted and the number of Shares subject to each Stock Option.

(c)

The Committee may grant at any time new Stock Options to an employee, director or consultant of the Corporation or the Subsidiary who has previously received Stock Options or other Stock Options, whether such prior Stock Options or other Stock Options are still outstanding, have previously been exercised in whole or in part, or are cancelled in connection with the issuance of new Stock Options.

(d)	The Committee shall determine the purchase price of each Share subject to a Stock Option.

(e)

The Committee, in its sole discretion, shall determine whether any particular Stock Option shall become exercisable in one or more installments, specify the instalment dates, and, within the limitations herein provided, determine the total period during which the Stock Option is exercisable. Further, the Committee may make such other provisions as may appear generally acceptable or desirable to the Committee, including the extension of a Stock Option, provided that such extension does not extend the option beyond the period specified in paragraph (f) below.

(f)	No Stock Option shall be exercisable more than ten years from the date such Stock Option is granted.

2.      Exercise of Stock Options. The exercise price of a Stock Option shall be payable on exercise of the Stock Option (i) in cash or by check, bank draft or postal or express money order, (ii) by the surrender of Shares then owned by the Grantee, or (iii) any other method approved by the Committee in advance; provided, that each such method and time for payment shall then be permitted by and be in compliance with applicable law. Shares so surrendered in accordance with clause (ii) shall be valued at the fair market value determined by the Committee thereof on the date of exercise, surrender of such Shares to be evidenced by delivery of the certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

3.      Termination of Relationship.

(a)

If a Grantee’s employment with the Corporation or the Subsidiary is terminated, a Grantee who is a director or officer of the Corporation or the Subsidiary ceases to be such director or officer, or a Grantee who is a consultant of the Corporation or the Subsidiary ceases to be such consultant, other than by reason of Disability or death, the terms of any then outstanding Stock Option held by the Grantee shall extend for a period ending on the earlier of the date established by the Committee at the time of grant or three months after the Grantee’s last date of employment or cessation of being a director, officer or consultant, and such Stock Option shall be exercisable to the extent it was exercisable as of the date of termination of employment or cessation of being a director, officer or consultant.

(b)

If a Grantee’s employment with the Corporation or the Subsidiary is terminated by reason of Disability, a Grantee who is a director or officer of the Corporation or the Subsidiary ceases to be such director or officer by reason of Disability or a Grantee who is a consultant of the Corporation or the Subsidiary ceases to be such consultant by reason of Disability, the term of any then outstanding Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such Stock Option would otherwise expire or twelve months after the Grantee’s last date of employment or cessation of being an employee, director, officer or consultant, and such Stock Option shall be exercisable to the extent it was exercisable as of such last date of employment or cessation of being a director, officer or consultant.

(c)

If a Grantee’s employment with the Corporation or the Subsidiary is terminated by reason of death, a Grantee who is a director or officer of the Corporation or the Subsidiary ceases to be such director or officer by reason of death or a Grantee who is a consultant of the Corporation or the Subsidiary ceases to be such consultant by reason of death, the representative of his or her estate or beneficiaries thereof to whom the Stock Option has been transferred shall have the right during the period ending on the earlier of the date on which such Stock Option would otherwise expire or twelve months following his or her death to exercise any then outstanding Stock Options in whole or in part to the extent it was exercisable as of such last date of employment or cessation of being a director, officer or consultant.

III.    STOCK AWARDS

1.      Grant of Shares.

(a)	Officers, employees, directors and consultants of the Corporation or the Subsidiary shall be eligible to receive grants of Stock Awards under the Plan.

(b)

The Committee shall determine and designate from time to time those officers, employees, directors and consultants who are to be granted Stock Awards and the number of Shares subject to each Stock Award.

(c)	The Committee, in its sole discretion, shall make such terms and conditions applicable to the grant of Stock Awards as may appear generally acceptable or desirable to the Committee.

2.      Termination of Relationship.

(a)

If a Grantee’s employment with the Corporation or the Subsidiary, a Grantee who is a director or officer of the Corporation or the Subsidiary ceases to be such director or officer, or a Grantee who is a consultant of the Corporation or the Subsidiary ceases to be such consultant, prior to the lapse of any restrictions applicable to the Stock Awards, Shares subject to such Stock Awards shall be forfeited and the Grantee shall return the certificates representing such Shares to the Corporation.

(b)

If the restrictions applicable to a grant of Stock Awards shall lapse, the Grantee shall hold Shares subject to such Stock Awards free and clear of all such restrictions except as otherwise provided in the Plan.

IV.	ADJUSTMENTS UPON SHARE CONSOLIDATION OR SUBDIVISION, SHARE DIVIDEND, REORGANIZATION AND RIGHTS OFFERING

1.      Share Consolidation or Subdivision. In the event that the Shares are at any time subdivided or consolidated, the number of Shares reserved for Stock Option or Shares subject to Stock Award and the price payable for any Shares that are then subject to Stock Option shall be adjusted accordingly.

2.      Share Dividend. In the event that the Shares are at any time changed as a result of the declaration of a share dividend thereon, the number of Shares reserved for Stock Option or Shares subject to Stock Award and the price payable for any Shares that are then subject to Stock Option may be adjusted by the Committee to such extent as they deem proper in its absolute discretion.

3.      Reorganization. Subject to any required action by its shareholders, if the Corporation shall be a party to an reorganization, merger, dissolution or sale or lease of all or substantially all of its assets, whether or not the Corporation is the surviving entity, the Stock Option and Stock Award shall be adjusted so as to apply to the securities to which the holder of the number of Shares subject to the Stock Option and Stock Award would have been entitled by reason of such reorganization, merger or sale or lease of all or substantially all of its assets. Adjustments under this paragraph shall be made by the Committee, and any reasonable determination made by the said Committee shall be binding and conclusive.

4.      Rights Offering. If at any time the Corporation grants to the holders of its capital stock rights to subscribe for and purchase pro rata additional securities of the Corporation or of any other corporation or entity, there shall be no adjustments made to the number of shares or other securities subject to the Stock Option or the Stock Award in consequence thereof and the said Stock Option or Stock Award of the Grantee shall remain unaffected.

V.      INDEMNIFICATION

          Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation’s approval, or paid by him or her in settlement thereof, with the Corporation’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s Articles, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

VI.    CONDITIONS UPON ISSUANCE OF SHARES

1.      Legal Compliance. Awards shall not be granted and Shares shall not be issued under the Plan unless such grant or issuance shall comply with all applicable laws and shall be further subject to the approval of counsel for the Corporation with respect to such compliance.

2.      Investment Representations. As a condition to the grant of Stock Options or Stock Awards or the issuance of Shares upon exercise of Stock Options, the Corporation may require the Grantee receiving Stock Options, Stock Awards or the Shares issued upon exercise of Stock Options to represent and warrant at the time of any such receipt that such Stock Options, Stock Awards or the Shares are being acquired only for investment and without any present intention to sell or distribute such Stock Options, Stock Awards or Shares if, in the opinion of counsel for the Corporation, such a representation is required.

3.      No Rights as Shareholder. No Grantee will have any of the rights of a shareholder of the Corporation with respect to any Shares until the Shares are issued to the said Grantee. After Shares are issued to the Grantee, the Grantee will be a shareholder of the Corporation and will have all the rights of a shareholder of the Corporation with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.

VII.   LEGAL CONSTRUCTION

1.      Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

2.      Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

3.      Governing Law. The Plan and all Award agreements shall be construed in accordance with and governed by the laws of the Province of British Columbia.

4.      Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

SCHEDULE B

AUDIT COMMITTEE CHARTER

The following audit committee charter was adopted by the board of directors of SGB International Holdings Inc. (the “Company”). If the Company does not have the audit committee of the board of directors, the entire Board of Directors of the Company shall act as the audit committee and this charter shall apply to the board of directors of the Company to the extent possible.

Mandate

The primary function of the audit committee (the “Committee”) is to assist the Company’s Board of Directors (the “Board of Directors”) in fulfilling its financial oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to regulatory authorities and shareholders, the Company’s systems of internal controls regarding finance and accounting and the Company’s auditing, accounting and financial reporting processes. Consistent with this function, the Committee will encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

  serve as an independent and objective party to monitor the Company’s financial reporting and internal control system and review the Company’s financial statements;
  review and appraise the performance of the Company’s external auditors; and
  provide an open avenue of communication among the Company’s auditors, financial and senior management and the Board of Directors.

Composition

The Committee shall be comprised of a minimum three directors as determined by the Board of Directors. If the Company ceases to be a “venture issuer” (as that term is defined in National Instrument 52-110), then all of the members of the Committee shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

If the Company ceases to be a “venture issuer” (as that term is defined in National Instrument 52-110), then all members of the Committee shall have accounting or related financial management expertise. All members of the Committee that are not financially literate will work towards becoming financially literate to obtain a working familiarity with basic finance and accounting practices. For the purposes of the Company's audit committee charter, the definition of “financially literate” is the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can presumably be expected to be raised by the Company's financial statements.

The members of the Committee shall be elected by the Board of Directors at its first meeting following the annual shareholders’ meeting. Unless a chair is elected by the full Board of Directors, the members of the Committee may designate a chair by a majority vote of the full Committee membership.

Meetings

The Committee shall meet a least twice annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee will meet at least annually with the Chief Financial Officer (or an individual who act in a similar capacity) and the external auditors in separate sessions.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

1.      DOCUMENTS/REPORTS REVIEW

1.1	review and update this audit committee charter annually; and

1.2

review the Company's financial statements, MD&A and any annual and interim earnings press releases before the Company publicly discloses this information and any reports or other financial information (including quarterly financial statements), which are submitted to any governmental body, or to the public, including any certification, report, opinion, or review rendered by the external auditors.

2.      EXTERNAL AUDITORS

2.1	review annually, the performance of the external auditors who shall be ultimately accountable to the Board of Directors and the Committee as representatives of the shareholders of the Company;

2.2	obtain annually, a formal written statement of external auditors setting forth all relationships between the external auditors and the Company;

2.3	review and discuss with the external auditors any disclosed relationships or services that may impact the objectivity and independence of the external auditors;

2.4

take, or recommend that the Company’s full Board of Directors take appropriate action to oversee the independence of the external auditors, including the resolution of disagreements between management and the external auditors regarding financial reporting;

2.5	recommend to the Board of Directors the selection and, where applicable, the replacement of the external auditors nominated annually for shareholder approval;

2.6	recommend to the Board of Directors the compensation to be paid to the external auditors;

2.7

at each meeting, consult with the external auditors, without the presence of management, about the quality of the Company’s accounting principles, internal controls and the completeness and accuracy of the Company's financial statements;

2.8	review and approve the Company's hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the Company;

2.9	review with management and the external auditors the audit plan for the year-end financial statements and intended template for such statements; and

2.10

review and pre-approve all audit and audit-related services and the fees and other compensation related thereto, and any non-audit services, provided by the Company’s external auditors. The pre-approval requirement is waived with respect to the provision of non-audit services if:

(a)

the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its external auditors during the fiscal year in which the non-audit services are provided,

(b) such services were not recognized by the Company at the time of the engagement to be non-audit services, and

(c)

such services are promptly brought to the attention of the Committee by the Company and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

Provided the pre-approval of the non-audit services is presented to the Committee's first scheduled meeting following such approval such authority may be delegated by the Committee to one or more independent members of the Committee.

3.      FINANCIAL REPORTING PROCESSES

3.1	in consultation with the external auditors, review with management the integrity of the Company's financial reporting process, both internal and external;

3.2	consider the external auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting;

3.3	consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the external auditors and management;

3.4	review significant judgments made by management in the preparation of the financial statements and the view of the external auditors as to appropriateness of such judgments;

3.5

following completion of the annual audit, review separately with management and the external auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information;

3.6	review any significant disagreement among management and the external auditors in connection with the preparation of the financial statements;

3.7	review with the external auditors and management the extent to which changes and improvements in financial or accounting practices have been implemented;

3.8	review any complaints or concerns about any questionable accounting, internal accounting controls or auditing matters;

3.9	review certification process;

3.10	establish a procedure for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

3.11	establish a procedure for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

4.	OTHER

	4.1	review any related-party transactions;

	4.2	engage independent counsel and other advisors as it determines necessary to carry out its duties; and

	4.3	to set and pay compensation for any independent counsel and other advisors employed by the Committee.